Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sino United Worldwide Consolidated Ltd. (the “Registrant”) on Form 10-Q/A for the quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chu Li An, as CFO of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 28, 2018

By: /s/ Yanru Zhou

Name: Yanru Zhou

Title: Chief Financial Officer

(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Sino United Worldwide Consolidated Ltd. and will be retained by Sino United Worldwide Consolidated Ltd. and furnished to the Securities and Exchange Commission or its staff.